                                                                    EXHIBIT 99.4

FOR IMMEDIATE RELEASE

                          TYCO APPOINTS WILLIAM B. LYTTON
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

 FORMER SVP AND GENERAL COUNSEL AT INTERNATIONAL PAPER BRINGS TO TYCO WIDE RANGE
                       CORPORATE AND GOVERNMENT EXPERIENCE

PEMBROKE, BERMUDA - SEPTEMBER 12, 2002 - Tyco International Ltd. (NYSE - TYC, BSX - TYC, LSE - TYI) today announced that William B. Lytton has been appointed Executive Vice President and General Counsel for the company. Mr. Lytton has a wide range of experience as a corporate counsel at major industrial companies and most recently served as Senior Vice President and General Counsel for International Paper Company. Mr. Lytton is also a former federal prosecutor who served eight and a half years in Chicago and Philadelphia.

Tyco's Chairman and Chief Executive Officer, Edward D. Breen, said, "To fulfill its potential as a great company, Tyco must have the best possible management team. In choosing a General Counsel for Tyco, I wanted a person with outstanding credentials as a corporate counsel and an impeccable reputation for personal integrity. Bill clearly fulfills both criteria. He is a man who can be trusted to make the right decisions on the challenges and opportunities facing the company, and he will play a vital role in helping us to establish and maintain the best practices of corporate governance. I'm very pleased that he is now part of the team we are building for the future."

Mr. Lytton said, "I'm very excited to be joining Ed Breen and his new team at this critical juncture in Tyco's history. I share Ed's commitment to establishing the highest standards of corporate governance and integrity at Tyco. This is a company with many strengths and opportunities. I look forward to working with the people throughout the organization to help Tyco realize its full potential."

Mr. Lytton succeeds Irving Gutin, who had been asked to assume the role of General Counsel in June on a temporary basis. Mr. Gutin is retiring after more than 28 years of service to Tyco.

Mr. Lytton has served as Senior Vice President and General Counsel for International Paper, the world's largest forest-products company, since 1999. Mr. Lytton began his tenure with the company in 1996, as vice president and general counsel.

Previously, Mr. Lytton held general counsel positions at operating divisions of Lockheed Martin and Martin Marietta, as well as at GE Aerospace. He has worked throughout federal government, including an assignment as deputy special counselor to President Ronald Reagan in 1987.

                                     99.4-1

Mr. Lytton received his undergraduate degree from Georgetown University in 1970 and a law degree from American University in 1973. He is chair of the American Corporate Counsel Association's board of directors and a member of the Washington, DC, and Pennsylvania Bars.

ABOUT TYCO INTERNATIONAL LTD.

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2001 revenues from continuing operations of approximately $34 billion.

FORWARD LOOKING STATEMENTS

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and in Tyco's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

Contact:       Gary Holmes (Media)
               212-424-1314

               Kathy Manning (Investors)
               603-778-9700

                                     99.4-2